Application for Single Premium Variable Universal Life               AUL

American United Life Insurance Company(R)
       PO. Box 7127                                            THE AMOUNT AND DURATION OF THE DEATH
       Indianapolis, Indiana 46206-7127                        BENEFIT MAY VARY BASED ON THE INVESTMENT
       Telephone (800) 863-9354                                PERFORMANCE OF THE SEPARATE ACCOUNTS'
                                                               INVESTMENT RETURN. THE CASH VALUE MAY
  1. Type of Plan                                              INCREASE OR DECREASE BASED ON THE
                                                               INVESTMENT PERFORMANCE OF THE SEPARATE
__ Single Premium VUL __ Last Survivor SPVUL ___               ACCOUNTS' INVESTMENT RETURN.

2. Persons To Be Considered (use supplemental forms if needed)

Proposed Primary Insured
Full Name (first/middle/last)__________________   Birth State __________________
Social Security Number ______ __ Male __ Female   Birthdate (mo./day/yr.)_______
Address: Street _______________________________   City _________________________
State _________________ Zip _____ U.S. Citizen __Yes __No Phone (__)____________

Proposed Second Insured (for Last Survivor SPVUL)         Relationship to the Proposed________________
Full Name (first/middle/last)___________________          Birth State ________________________________
Social Security Number _________________________          __ Male __ Female  Birthdate (mo./day/yr.) _______________
Address: Street_________________________________          City _______________________________________
State ________________  Zip ____________________          U.S. Citizen: __ Yes __ No Phone # (____)_________________

First Beneficiary                                         Relationship to the Proposed Insured _____________________
Full Name(s) (first/middle/last) or Name of Corporation/Trust ________________________________________
Full Name of Corporate Officer, Title and State of Incorporation _____________________________________
Soc. Sec. or Tax ID # __________________________          __ Male __ Female Birthdate or Date of Trust _____________

Second Beneficiary (if no first beneficiary is living)    Relationship to the Proposed Insured _____________________
__ Full Names) (first/middle/last) ___________________________________________________________________
Soc. Sec. or Tax ID # __________________________         __  Male __Female Birthdate or Date of Trust ______________

__ Any lawful children of the proposed insured(s), share and share alike. If any second beneficiary is not living at the time a death benefit is payable, the then living lawful children, if any, of such deceased second beneficiary shall receive, share and share alike, the share of the proceeds which their parent would have received if living.

Owner ___ Primary Insured (check this box or complete below)
 Relationship to the Proposed Insured _________________
__ Full Name (first/middle/last) or Name of
Corporation/Trust _____________________________________________________
Full Name of Corporate Officer, Title and State of
Incorporation __________________________________________________
Soc. Sec. or Tax ID # _______ __ Male __ Female Birthdate or Date of Trust ____ __ _________________(name), Custodian under___________ (state) __ UGMA __ UTMA
Street _____________________ City ________________    Phone # (___)_____________
State ______________ Zip______ (If completed, all notices and correspondence will be sent to this address)

3. Premiums and Riders

Premium Information
Initial Premium $ _____  How much is Sect. 1035 money? $________________________
Death Benefit Calculation Option:  __ 100% (check this box for Asset-Care SPVUL)
                                   __  90% __ 80% of initial maximum premium

Rider  Information

__ Long Term Care Accelerated Death Benefit (check this box for Asset-Care SPVUL; issue ages 40-80)

__ Waiver of Monthly Deduction for Disability. (issue ages 0-55).

VULAPP02                                                        3-14960   5/00

4. Other Coverages and Information (explain any "yes" answers in Section 5 or 7 if space is needed)

Existing Life Insurance (List all existing life insurance on proposed insured(s) or check appropriate box(es) indicating "none")

None for:  __ Primary Insured __ Second Insured
Indicate if coverage is being replaced; complete Sect. 1035 exchange form(s) if needed.

Name               Issue Year   Type        Amount          Company      Replacement?    Sect. 1035 exchange?
_________________  __________   _____       _________       __________   ____________    ____________________
_________________  __________   _____       _________       __________   ____________    ____________________
_________________  __________   _____       _________       __________   ____________    ____________________

Other Coverage. (Complete for all proposed insureds)

     a. Has any company declined, postponed, modified or refused to reinstate insurance? __ Yes __ No

     If "yes" provide details including name of company and reason______________

     b. Is any other life insurance application now pending or contemplated with any other company? __ Yes __ No

     If "yes" provide details including name of company ________________________

Long Term Care Information (Complete for all proposed insureds only if applying for Asset-Care SPVUL; give details in Section 5)

     c. Do you have another long term care  insurance  policy or  certificate in
     force  (including   health  care  service  contract,   health   maintenance
     organization contract)? __ Yes __ No

     d. Did you have another long term care insurance policy or certificate in force during the last 12 months? __ Yes __ No
     If "yes" provide company, and lapse date if lapsed ________________________

     e. Are you covered by Medicaid? (Medicaid is government funded health insurance for the poor. You are covered by Medicaid if you receive Supplementary Security Income (SSI), or if you have been found eligible for Medicaid by your State Welfare Department.) __ Yes __ No

     f. Do you intend to replace any of your medical or health insurance coverage with this policy? __ Yes __ No

     g. During the past 5 years have you been an inpatient or outpatient or are currently confined to a hospital, institution, clinic, sanitarium, or other medical facility? __ Yes __ No

     h. During the past 5 years have you been confined in an extended care facility, nursing home, hospice, or immediate care facility; or received home nursing or nursing home care? __ Yes __ No

     i. During the past 5 years have you required assistance to perform daily living activities such as bathing, dressing, driving, shopping, walking, or getting up and down? __ Yes __ No

     j. List any other health insurance coverages on the proposed insured(s), including lapsed policies purchased in the past 5 years.

Proposed Insured's Name   Insuring Company's Name   Being Replaced or Changed?   Type of Insurance    Year Issued
_______________________   _______________________   __________________________   _________________    ____________
_______________________   _______________________   __________________________   _________________    ____________
_______________________   _______________________   __________________________   _________________    ____________

Other Information. (Complete for all proposed insureds)

     k. Do you possess an active driver's license? Primary Insured: __ Yes __ No No Second Insured: __ Yes __ No
     Driver's License Number(s) and state(s) of issue __________________________

     l. Have you been convicted of a driving violation, had your license suspended, or restriction placed on your license within the past 5 years?
     __ Yes __ No
     If yes, give details ______________________________________________________

     m. Have you used any form of tobacco within the past 36 months? If "yes" please explain ____________________ Primary Insured: __ Yes __ No Second
     Insured: __ Yes __ No

     n. Name(s) and addresses(s) of personal physicians (if none, so state) Primary insured ___________________ Second insured ________________________
     Date and reason last consulted ____ Date and reason last consulted ________ List any medications taken daily___ List any medications taken daily_______

Have you been treated within the last 10 years for heart trouble, stroke, cancer, diabetes, or do you have any chronic condition for which you consult a physician? Primary Insured: __ Yes __ No Second Insured: __ Yes __ No
If "yes" please explain ________________________________________________________

VULAPP02                                                           3-14960  5/00

5. Health Questions (complete this section only if a Paramed is NOT required)

Primary Insured: Height __ft. __in. Weight __lbs. __Gained __ Lost ___lbs. in past year

Second Insured: Height __ft. __in. Weight __lbs. __Gained __ Lost ___lbs. in past year

A. During the past 10 years (7 years in Maryland) has any person proposed for insurance been diagnosed as having, or been treated for:

     1. Heart attack; high blood pressure; stroke; or other disorder of the heart or blood vessels? __ Yes __ No
     2. Cancer; tumor, lymph gland disorders; chronic fatigue; leukemia, or any other blood abnormalities? __ Yes __ No
     3. Diabetes or other endocrine disorder; disorder of kidney, bladder or prostate? __ Yes __ No
     4. Lung or chronic respiratory disorder; asthma; bronchitis; emphysema; pneumonia; tuberculosis; or any other disorder of the respiratory system?
     __ Yes __ No
     5. Intestinal bleeding; ulcer; hepatitis; or other disorder of stomach, liver, intestine, gallbladder or pancreas? __ Yes __ No
     6. Any disease or disorder of the reproductive  organs; or breasts?  __ Yes
     __ No
     7. Any sexually  transmitted  disease;  Acquired Immune Deficiency Syndrome
     (AIDS); AIDS Related Complex (ARC); or Human  Immunodeficiency Virus (HIV)?
     __ Yes __ No
     8. Brain, mental, or nervous disorder, fainting; convulsions; paralysis; depression; anxiety; frequent recurring headaches; any other disease or disorder of the nervous system; attempted suicide; or ever been counseled for any of the above? __ Yes __ No
     9. Arthritis; loss of limb or deformity; disorder of bone, joint, muscle, back; spine or neck; skin disorder; or any other disorder of the skeletal system? __ Yes __ No
     10. Disease or disorder of eyes, ears, nose or throat? __ Yes __ No

B. During the past 5 years has any person proposed for insurance:

     1. Had any illness, disease, or injury not mentioned in question A? __Yes __No
     2. Been  advised to take or is now taking  treatment or  medication?  __Yes
     __No
     3. Had a checkup or consultation with a physician? __ Yes __ No
     4. Had any diagnostic test, such as an EKG, treadmill, heart cath, X-ray, MRI, CT scan, biopsy, or blood study? __ Yes __No
     5. Had any surgery? __Yes __No
     6. Been advised to have any diagnostic test, hospitalization, or surgery which has not been completed? __ Yes __No

C. Has any person proposed for insurance:

     1. Used amphetamines, barbiturates, cocaine, narcotics, marijuana, or other depressant, excitant, or hallucinatory drugs, unless administered on the advice of your personal physician? __ Yes __ No

Details of "yes" answers. (Identify primary or second insured, question number, circle applicable items; include diagnosis, dates, duration, and names and addresses of all attending physicians and medical facilities.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
VULAPP02                                                        3-14960     5/00

6. Financial Information

Investment Account Allocation Indicate the investment account allocation for the premium payment(s) in increments of 1% (premiums will be applied to the AUL American Money Market Account if allocation is not specified or does not total 100%).

Allocation     Investment Account                                 Allocation   Investment Account
-----------------------------------------------------------------------------------------------------------------
   __ %        Alger American Growth                                   __ %    Fidelity (VIP II) Index 500
   __ %        Alger American Small Capitalization                     __ %    Fidelity (VIP) Money Market*
   __ %        American Century VP Income & Growth                     __ %    Fidelity (VIP) Overseas
   __ %        American Century VP International                       __ %    Janus Flexible Income
   __ %        AUL American Bond                                       __ %    Janus Worldwide Growth
   __ %        AUL American Equity                                     __ %    PBHG Growth II
   __ %        AUL American Managed                                    __ %    PBHG Technology & Communications
   __ %        AUL American Money Market                               __ %    SAFECO RST Growth Opportunities
   __ %        Fidelity (VIP II) Asset Manager                         __ %    SAFECO RST Equity
   __ %        Fidelity (VIP II) Contrafund                            __ %    T Rowe Price Equity Income
   __ %        Fidelity (VIP) Equity Income                            __ %    T Rowe Price Limited-Term Bond
   __ %        Fidelity (VIP) Growth                                   __ %    T Rowe Price Mid-Cap Growth
   __ %        Fidelity (VIP II) High Income                          100 %    *Not available for DCA or Enhanced DCA

__ I would like Dollar Cost Averaging (DCA) $ ___ premium contributed $___ amount transferred out monthly.
__ I would like Enhanced DCA $___ premium __ 6 mo. __ 12 mo. (Amounts transferring out of the DCA arrangement(s) will be allocated as indicated above unless otherwise specified in section 7)
I would like Portfolio Rebalancing: __ Quarterly __ Annually

Financial and Suitability Information (Complete in the proposed policy owners presence; use Section 7 of space is needed)

Is any proposed owner an associated person of another NASD member? __ Yes __ No Which owner? ________

Investment Objective (select one): __ Conservative __ Moderately Conservative __Balanced __ Growth __ Aggressive Growth

Investment Experience: Variable Annuities/Life ___ yrs. Mutual Funds __ yrs. Bonds __yrs. Stocks__ yrs. Other (specify type)_______________ __ yrs.

Annual Income $___ Other income (specify)_____  $___ Total household income $___

Net worth (assets-liabilities) $__ Liquid net worth (cash and investments) $___ # Dependents ___

Filing status: __ Single __ Married __ Head of household Approximate tax bracket__%

Occupation: Proposed Insured(s) ________________ Owner__________________________
If retired, former occupation: _________________ _______________________________
Employer name and address: _____________________ _______________________________

7. Special Requests and Agreements

Special Requests
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Agreements
I represent that I have read and understand all the statements and answers in this application and that they are true and complete to the best of my knowledge and belief. It is agreed that:


     a. the statements and answers given in this application and any amendments to it, or made to the medical examiner, will be the basis of any insurance issued;

     b. no representative or medical examiner has the authority to make or alter any contract for the company;

     c. the company may indicate changes in an endorsement to this application for administrative purposes only; and I must agree in writing to any other changes in this application (not applicable in NJ, PA or WV);

     d. if a premium payment is not given, then insurance shall take effect when all of the following are satisfied: (1) a policy issued by the company is accepted by the applicant, (2) the full first premium is paid, and (3) to the best of the applicants knowledge the health and insurability of any person proposed for insurance has not changed since the date of this application.

     I and the representative certify that I have read, or had read to me, the completed application and I realize that any false statement or misrepresentation herein may result in loss of coverage under the policy.
VULAPP02                                                    3-14960         5/00

8. Certifications, Warnings, Authorizations and Signatures

Substitute W-9 Certification

I certify under penalty of perjury that: 1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2) I am not subject to backup withholding because: a) I am exempt from backup withholding, or b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or c) the IRS has notified me that I am no longer subject to backup withholding.

__ Check this box if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.

Fraud Warnings

FRAUD WARNING (Not applicable to residents of AZ, KS, ND, OR, TX, VA or WA): Any person who knowingly presents a false or fraudulent claim for payment of a loss of benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

COLORADO FRAUD WARNING: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or representative of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

KENTUCKY FRAUD WARNING: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

NEW JERSEY FRAUD WARNING: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Authorization

I authorize any physician, or medical practitioner, hospital, and medical facility, insurance company, DMV, and the MIB to give American United Life Insurance Company(R) (AUL) and its reinsurers any of the following about me or my children, if they are to be insured: facts about physical and mental health; medical care, advice or treatment; hobbies, other insurance, flying, and driving record; (which may include but is not limited to existing address); age, occupation, income, and the use of alcohol, drugs, and tobacco. Each person proposed for insurance may be asked to take a physical exam, where tests may be made of blood and urine. These tests may include tests for the presence and/or level of blood sugar, cocaine or other drugs, cholesterol, nicotine and, where permitted by law, antibodies to the Acquired Immune Deficiency Syndrome virus. All sources except the MIB may give these facts to any insurance support organization authorized by AUL to collect and transmit them. This data will be used to determine eligibility for insurance. A photocopy of this form shall be as valid as the original. This authorization will be valid for 30 months (180 days for AZ residents) from the date shown below. I can choose to be interviewed if an investigative consumer report is made. Upon request, I can receive a copy of the investigative consumer report.

I have received the Notice of AUL's Information Practices, the Medical Information Bureau Notice, the Fair Credit Reporting Act Notice, and the Authorization and Acknowledgement. I or my authorized representative can receive a copy of this authorization form.

Initial Premium Authorization

__ I have NOT made a premium payment with this application nor have I received the Conditional Receipt.

__ I have made a premium payment in the amount of: $__________ in connection with this application for life insurance. I have received and have read the Conditional Receipt. It has been explained to me by the representative, and I understand and agree to all the conditions and limitations. ALL CHECKS SHOULD BE MADE PAYABLE TO AMERICAN UNITED LIFE INSURANCE COMPANY(R). Do not make checks payable to a representative or leave payee blank.

THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY BASED ON THE INVESTMENT PERFORMANCE OF THE SEPARATE ACCOUNTS' INVESTMENT RETURN. THE CASH VALUE MAY INCREASE OR DECREASE BASED ON THE INVESTMENT PERFORMANCE OF THE SEPARATE ACCOUNTS' INVESTMENT RETURN.

Signatures

I represent to the best of my knowledge and belief that all statements and answers to the application are complete and true. I also acknowledge that I have read the Fraud Warning in section 8 of this application (not applicable to residents of AZ, KS, ND, OR, TX, VA or WA).

I hereby acknowledge receipt of the current prospectus and any supplements for this policy, including any required disclosure if the policy applied for will be in a qualified plan.

CAUTION: If your answers on this application are inaccurate or untrue, AUL may have the right to deny long term care benefits or rescind your policy.

Signed at (city, state) __________________________ On (date)____________________
Proposed Primary Insured _________________________ _____________________________
Proposed Second Insured  _________________________ _____________________________
Proposed Owner (if other)_________________________ _____________________________
VULAPP02                          Printed Names        Signatures  3-14960  5/00

9. Representative's Statement

Do you have any knowledge or reason to believe that replacement of existing insurance or annuity coverage may be involved?__ Yes __ No (If "yes" give details in section 4 and complete any state required replacement forms.)

Did you witness the signatures on this application?__Yes __No

How long and how well have you known the proposed insured(s)? (If related, explain.) ______________________________________________________________________

List any former last names of the proposed insured(s)___________________________

I certify that: (1) the information provided by the owner and proposed insured(s) have been accurately recorded; (2) a current prospectus and all supplements were delivered; and (3)I have reasonable grounds to recommend the purchase of the policy as suitable for the owner and the proposed insured(s).

_________________________________________    ______________________________________   _____________   _____%
_________________________________________    ______________________________________   _____________   _____%
_________________________________________    ______________________________________   _____________   _____%
_________________________________________    ______________________________________   _____________   _____%
Registered Representative Printed Name(s)    Registered Representative Signatures(s)  AUL Rep. Code

Broker/Dealer or Agency_________________________________________________________

If AUL has questions concerning this application, whom should we call at your office?

Name _____________________  Phone #___________________

E-mail _________________________________   Fax #  (__)___________________

If you have any questions completing this application or any other supporting documentation, please call: (800) 863-9354

Please mail this application to one of the following addresses:

U.S. Postal Service:    American United Life Insurance Company     Overnight Delivery: American United Life Insurance Company(R)
                        Attn: Individual VUL Team                                      Attn: Individual VUL Team
                        PO. Box 7127                                                   One American Square
                        Indianapolis, IN 46206-7127                                    Indianapolis, IN 46282

10. Principal Review

Accepted by American United Life Insurance Company (R) by:

Field Office Principal ____________________________   On (date) _______________
Home Office Principal _____________________________   On (date)________________

VULAPP02                                             3-14960 5/00

Conditional Receipt (If money accompanies this application, please complete the Conditional Receipt and leave with client.)

Conditional Receipt Completion Tips

     1. The Conditional Receipt must be completed, signed, and given to the applicant if any money is received.

     2. Verify the Proposed Insured qualifies for conditional coverage as to age, health, and amount before accepting money.

     3. All premium checks must be made payable to American United Life Insurance Company(R).

     4. Money should not be taken, and the Conditional Receipt should not be detached, whenever;

          (a) the Proposed Insured is less than 15 days old or over 70 years old;

          (b) the total amount of life insurance in force and applied for with AUL exceeds $1,000,000 ($300,000 in PA);

          (c) the Proposed Insured has a health problem which you believe may result in a rated policy; or

          (d) the Proposed Insured has previously been rated or declined by either AUL or any other company.

Conditional Receipt

American United Life Insurance Company(R) has received from ____________________ this __________ day of __________________, _____, a premium payment of $
______________  in connection  with an  application  dated on _________ for life
insurance               on               the               life               of
________________________________________________________________________
Proposed Primary Insured (Please Print) Unless the conditions stated below are fulfilled, no conditional coverage shall take effect and this payment will be refunded. ALL CHECKS MUST BE MADE PAYABLE TO AMERICAN UNITED LIFE INSURANCE COMPANY(R), do not make checks payable to a representative or leave payee blank.

Conditions Under Which This Payment Shall Cause Conditional Coverage To Take Effect

     1. All Proposed Insureds under the application must be acceptable to AUL, under its rules as standard risks on the later of

     (a)  the date of application; or

     (b) the date of completion of all medical tests and examinations required by AUL.

     2. Any check given for payment must be honored on first presentation. Standard Risk: A person who, according to AUL's underwriting rules and practices, is eligible for the insurance exactly as applied for without any restriction in coverage or increase in the premium rate.

(continued on back)

Notices (The notices below must be detached and left with your client in ALL cases.)

Notice of Insurance  Information  Practices

Thank you for your application for insurance. We are glad to have the chance to participate in your insurance program. This notice tells you about the underwriting process. It also tells you how information is gathered to review your application. To issue an insurance policy we need to obtain information about you. Some of that information will come from you and some will come from other sources. We need this information to see if you qualify for insurance. When signed, the Authorization and Acknowledgment will allow us to obtain this information and to share it with others when necessary. No unnecessary disclosures will be made. Information will be treated as confidential by us and by our reinsurers. However, in some cases, information may have to be disclosed to others without your further consent You have the right to review and to correct this information, and you have the right to get a copy of any investigative consumer report which is made. If you want to know more about the underwriting practices and your rights, please write to the Underwriting
Department, American United Life Insurance Company(R), PO. Box 368, Indianapolis, IN 46206-0368.

Medical Information Bureau Notice

We or our reinsurers may make a brief report to the Medical  Information  Bureau
(MIB). The MIB is a nonprofit organization of life insurance companies. It is an information exchange for its members. If you apply to a MIB member company for life or health insurance, the MIB upon request, will give the company the information in the MIB's file. This may include previously filed claims. Upon receipt of a request from you, the MIB will give you any information it may have in your file. If you question the accuracy of information in the MIB's file, you may contact the MIB and seek a correction under the procedures in the federal Fair Credit Reporting Act. The address of the MIB is PO. Box 105, Essex Station, Boston, MA 02112. The phone number is (617) 426-3660. We or our reinsurers may also release information in our file to other life insurance companies to whom you may apply for life or health insurance or to whom a claim may be submitted.

(continued on back)
VULAPP02                                                         3-14960  5/00

Conditional Receipt (If money accompanies this application, please complete the Conditional Receipt and leave with client.) (continued)

When Conditional Coverage Begins

If the conditions listed on the reverse are fulfilled, the amount of conditional coverage specified below shall take effect on the later of (1) the date of application; or (2) the date of the completion of all medical tests and examinations required by AUL.

When Conditional Coverage Ends

Conditional coverage ends on the earlier of the following dates:

     1. the date AUL issued a policy on any Proposed Insured;

     2. the date AUL refunds the premium payment;

     3. five days after AUL mails notice of the declination of the  application;
     or

     4. 60 days after the date of this receipt.

Amount of Conditional Life Insurance Coverage

If conditional coverage becomes effective under the terms of this receipt, then the amount of conditional life insurance coverage on any Proposed Insured is the lesser of

     1. the amount of life insurance applied for; or

     2. $300,000 reduced by any life insurance or accidental death benefits in force or pending with AUL.

     No representative  can waive any of the conditions or terms of this receipt
     ______________________________________   __________________________________
     Name of Representative (Please Print)    Signature of Representative

Note: If you do not receive a policy or a refund of the amount you paid within 60 days from the date of this receipt, please notify AMERICAN UNITED LIFE INSURANCE COMPANY(R), PO. Box 7127, Indianapolis, IN 46206-7127, Telephone #
(800)863-9354. Give your name, the amount and the date of this payment, and the name of the representative.


American United Life Insurance Company(R)


Notices (The notices below must be detached and left with your client in ALL cases.) (continued)

FairCredit Reporting Act Notice

We may request an investigative consumer report. These reports contain information about your character, general reputation, mode of living and health except as may be related directly or indirectly to your sexual orientation. The information may be obtained through interviews with you, your neighbors, friends and others who know you. Upon request, we will give you the name and address of the consumer reporting firm so that you may request a copy of the report.

Authorization and Acknowledgement I authorize any physician, or medical practitioner, hospital, and medical facility, insurance company, DMV, and the MIB to give to American United Life Insurance Company(R) (AUL) and its reinsurers any of the following about me or my children, if they are to be insured: facts about physical and mental health; medical care, advice or treatment; hobbies, other insurance, flying, and driving record (which may include but is not limited to existing address); age, occupation, income, and the use of alcohol, drugs, and tobacco. Each person proposed for insurance may be asked to take a physical exam, where tests may be made of blood and urine. These tests may include tests for the presence and/or level of blood sugar, cocaine or other drugs, cholesterol, nicotine and, where permitted by law, antibodies to the Acquired Immune Deficiency Syndrome virus. All sources except the MIB may give these facts to any insurance support organization authorized by AUL to collect and transmit them. This data will be used to determine eligibility for insurance. A photocopy of this form shall be as valid as the original. This authorization will be valid to 30 months (180 days for AZ) from the date I signed the application. I can choose to be interviewed if an investigative consumer report is made.

American United Life Insurance Company (R)

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